AGENCY AGREEMENT

THIS AGREEMENT made the 6th day of May, 1988, by and between STANDBY TAX-EXEMPT RESERVE FUND, INC. a corporation existing under the laws of the State of Maryland, having its principal place of business at Financial Square, New York, New York 10005 ("Fund"), and INVESTORS FIDUCIARY TRUST COMPANY, a state chartered trust company organized and existing under the laws of the State of Missouri, having its principal place of business at 127 West 10th Street, Kansas City, Missouri 64105 ("IFTC"):

WITNESSETH:

WHEREAS, the Fund has issued or intends to issue one or more series of its Common Stock, $.01 par value per share, with the proceeds of the sale allocated to the Fund's investment program; and

WHEREAS, Fund desires to appoint IFTC as Transfer Agent and Dividend Disbursing Agent with respect to its common stock, and IFTC desires to accept such appointment;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Documents to be Filed with Appointment

In connection with the appointment of IFTC as Transfer Agent and Dividend Disbursing Agent for Fund, there will be filed with IFTC the following documents:

A. A certified copy of the resolutions of the Board of Directors of Fund appointing IFTC as Transfer Agent and Dividend Disbursing Agent, approving the form of this Agreement, and designating certain persons to sign stock certificates, if any, and give written instructions and requests on behalf of Fund;

B. A certified copy of the Articles of Incorporation of Fund and all amendments thereto;

C. A certified copy of the Bylaws of Fund;

D. Copies of Registration Statements and amendments thereto, filed with the Securities and Exchange Commission.
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E. Specimens of all forms of outstanding stock certificates, in the forms approved by the Board of Directors of Fund, with a certificate of the Secretary of Fund, as to such approval;

F. Specimens of the signatures of the officers of the Fund authorized to sign stock certificates and individuals authorized to sign written instructions and requests;

G. An opinion of counsel for Fund with  respect to:

(1) Fund's organization and existence under the laws of its state of organization,

(2) Status of all shares of stock of Fund covered by the appointment under the Securities Act of 1933, as amended, and any other applicable federal or state statute and

(3) That all issued shares are, and all unissued shares will be, when issued, validly issued, fully paid and nonassessable.

2. Certain Representations and Warranties of IFTC

IFTC represents and warrants to Fund that:

A. It is a trust company duly organized and existing and in good standing under the laws of Missouri.

B. It is duly qualified to carry on its business in the State of Missouri.

C. It is empowered under applicable laws and by its Articles of Incorporation and bylaws to enter into and perform the services contemplated in this Agreement.

D. It is registered as a transfer agent to the extent required under the Securities Exchange Act of 1934.

E. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

F. It has and will continue to have and maintain the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.
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3. Certain Representations and Warranties of Fund

Fund represents and warrants to IFTC that:

A. It is a corporation duly organized and existing and in good standing under the laws of the State of Maryland.

B. It is an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended.

C. A registration statement under the Securities Act of 1933 has been filed and will be effective with respect to all shares of Fund being offered for sale.

D. All requisite steps have been or will be taken as necessary to qualify Fund's shares for sale in all applicable states.

E. Fund is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement.

4. Scope of Appointment

A. Subject to the conditions set forth in this Agreement, Fund hereby employs and appoints IFTC as Transfer Agent and Dividend Disbursing Agent on or about May 6, 1988 or in accordance with the Fund's
Registration Statement.

B. IFTC hereby accepts such employment and appointment and agrees that it will act as Fund's Transfer Agent and Dividend Disbursing Agent. IFTC agrees that it will also act as agent in connection with Fund's periodic withdrawal payment accounts and other open accounts or similar plans for shareholders, if any.

C. IFTC agrees to provide the necessary facilities, equipment and personnel to perform its duties and obligations hereunder in accordance with industry practice.

D. Fund agrees to use its best efforts to deliver to IFTC in Kansas City, Missouri, as soon as they are available, all of its shareholder account records.

E. Subject to the provisions of Sections 19. and 20. hereof, IFTC agrees
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that it will perform all of the usual and ordinary services of Transfer Agent and Dividend Disbursing Agent and as Agent for the various shareholder accounts, including, without limitation, the following: issuing, transferring and cancelling stock certificates, maintaining all shareholder accounts (including, determining that (i) Fund shares purchased from Fund have been added to the proper shareholder account or accounts and (ii) Fund shares repurchased or redeemed by Fund have been removed from the proper shareholder account or accounts and (iii) the proper number of shares have been added, removed or cancelled from the Fund's shareholder records), preparing shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing shareholder reports and prospectuses, withholding taxes on nonresident alien and foreign corporation accounts, for pension and deferred income, backup withholding or other instances agreed upon by the parties, preparing and mailing checks for disbursement of income dividends and capital gains distributions, preparing and filing U.S. Treasury Department Form 1099 for all shareholders, preparing and mailing confirmation forms to shareholders and dealers with respect to all purchases and liquidations of Fund shares and other transactions in shareholder accounts for which confirmations are required, recording reinvestments of dividends and distributions in Fund shares, recording redemptions of Fund shares and preparing and mailing checks for payments upon redemption and for disbursements to withdrawal plan holders.

F. Whenever any Fund shares are repurchased or redeemed by Fund, IFTC shall advise the Fund's custodian of the stock so repurchased or redeemed, the aggregate dollar amount to be paid for such shares, and shall confirm such advice in writing.

G. Whenever Fund shares are purchased from Fund, IFTC will deposit with the Fund's custodian the amount received for such shares into the account of the Fund.

H. IFTC agrees to generate reports which provide certain information for blue sky reporting by the Fund at least on a monthly basis within five business days after the end of the month.

5. Limit of Authority

Unless otherwise expressly limited by the resolution of appointment or by subsequent action by the Fund, the appointment of IFTC as Transfer Agent will be construed to cover the full amount of authorized stock of the class or classes for which IFTC is appointed as the same will, from time to time, be constituted and any subsequent increases in such authorized amount.
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In case of such increase Fund will file with IFTC:

A. If the appointment of IFTC was theretofore expressly limited, a certified copy of a resolution of the Board of Directors of Fund increasing the authority of IFTC;

B. A certified copy of the amendment to the Articles of Incorporation of Fund authorizing the increase of stock;

C. A certified copy of the order or consent of each governmental or regulatory authority required by law to consent to the issuance of the increased stock, and an opinion of-counsel that the order or consent of no other governmental or regulatory authority is required;

D. Opinion of counsel for Fund stating:

(1) The status of the additional shares of stock of Fund under the Securities Act of 1933, as amended, and any other applicable federal or state statute; and

(2) That the additional shares are, or when issued will be, validly issued, fully paid and nonassessable.

6. Compensation and Expenses

A. In consideration for its services hereunder as Transfer Agent and Dividend Disbursing Agent, Fund will pay to IFTC from time to time a reasonable compensation for all services rendered as Agent, and also, all its reasonable out-of-pocket expenses, charges, counsel fees, and other disbursements incurred in connection with the agency. Such compensation will be set forth in a separate schedule to be agreed to by Fund and IFTC, a copy of which is attached hereto and incorporated herein by reference as though fully set out at this point. If and as permitted by applicable law, IFTC may charge against any monies held under this Agreement, the amount of any compensation, expense, loss, or liability for which IFTC shall be entitled to reimbursement under this Agreement on account of services performed for the Fund.

B. Fund agrees to promptly reimburse IFTC for all reasonable out-of-pocket expenses or advances incurred by IFTC in connection with the performance of services under this Agreement, for postage (and first class mail insurance in connection with mailing stock certificates),
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envelopes, check forms, continuous forms, forms for reports and statements, stationery, and other similar items, telephone and telegraph charges incurred in answering inquiries from dealers or shareholders, microfilm used each year to record the previous year's transaction in shareholder accounts and computer tapes used for permanent storage of records and cost of insertion of materials in mailing envelopes by outside firms.

7. Operation of IFTC System

A. In connection with the performance of its services under this Agreement, IFTC is responsible for such items as:

(1) The accuracy of entries in IFTC's records reflecting orders and instructions received by IFTC from dealers, shareholders, Fund or its principal underwriter;

(2) The availability and the accuracy of shareholder lists, shareholder account verifications, confirmations and other shareholder account information to be produced from its records or data;

(3) The accurate and timely issuance of dividend and distribution checks in accordance with instructions received from Fund;

(4) The accuracy of redemption transactions and payments in accordance with redemption instructions received from dealers, shareholders or Fund;

(5) The deposit daily in the appropriate special bank account established for the Fund of all checks and payments received from dealers or shareholders for investment in shares;

(6) The requiring of proper forms of instructions, signatures and signature guarantees and any necessary documents supporting the legality of transfers, redemptions and other shareholder account transactions, all in conformance with IFTC's present procedures with such changes as may be required or approved by Fund; and

(7) The maintenance of a current duplicate set of Fund's essential records at a secure distant location, in a form available and usable forthwith in the event of any breakdown or disaster disrupting its main operation.

8. Indemnification
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A. Except to the extent that IFTC is covered by and receives payment from any insurance required hereunder, IFTC will not be responsible for, and Fund will hold harmless and indemnify IFTC from and against any loss by or liability to the Fund or a third party, including attorney's fees, in connection with any claim or suit asserting any such liability arising out of or attributable to actions taken or omitted by IFTC pursuant to this Agreement, unless IFTC has acted negligently or in bad faith or in a manner constituting willful misconduct. The matters covered by this indemnification include but are not limited to those of Section 14 hereof.

Fund will be responsible for, and will have the right to conduct or control the defense of any litigation asserting liability against which IFTC is indemnified hereunder. IFTC will not be under any obligation to prosecute or defend any action or suit in respect of the agency relationship hereunder, which, in its opinion, may involve it in expense or liability, unless Fund will, as often as requested, furnish IFTC with reasonable, satisfactory security and indemnity against such expense or liability.

B. IFTC will hold harmless and indemnify Fund from and against any loss or liability arising out of IFTC's failure to comply with the terms of this Agreement or in breach of any representation or warranty of IFTC arising out of IFTC's negligence, misconduct, or bad faith.

9. Certain Covenants of IFTC and Fund

A. All requisite steps will be taken by Fund from time to time when and as necessary to qualify the Fund's shares for sale in all states in which Fund's shares shall at the time be offered for sale and require qualification. If at any time Fund will receive notice of any stop order or other proceeding in any such state affecting such registration or the sale of Fund's shares, or of any stop order or other proceeding under the Federal securities laws affecting the sale of Fund's shares, Fund will give prompt notice thereof to IFTC.

B. IFTC hereby agrees to perform such transfer agency functions as are attached hereto as Exhibit A and establish and maintain facilities and procedures reasonably acceptable to Fund for safekeeping of stock certificates, check forms, and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices, and to carry insurance as specified in Exhibit B which will not be lowered without notice to Fund.

C. To the extent required by Section 31 of the Investment Company Act of

1940 as amended and Rules thereunder, IFTC agrees that all records maintained by IFTC relating to the services to be performed by IFTC under this Agreement are the property of Fund and will be preserved and will be surrendered promptly to Fund on request.

D. IFTC agrees to furnish Fund semiannual reports of its financial condition, consisting of a balance sheet, earnings statement and any other financial information reasonably requested by Fund. The annual financial statements will be certified by IFTC's certified public accountants.

E. IFTC represents and agrees that it will use its best efforts to keep current on the trends of the investment company industry relating to shareholder services and will use its best efforts to continue to modernize and improve its system without additional cost to Fund.

F. IFTC will permit Fund and its authorized representatives to make periodic inspections of its operations at reasonable time during business hours.

10. Recapitalization or Readjustment

In case of any recapitalization, readjustment or other change in the capital structure of Fund requiring a change in the form of stock certificates, IFTC will issue or register certificates in the new form in exchange for, or in transfer of, the outstanding certificates in the old form, upon receiving:

A. Written instructions from an officer of Fund;

B. Certified copy of the amendment to the Articles of Incorporation or other document effecting the change;

C. Certified copy of the order or consent of each governmental or regulatory authority, required by law to the issuance of the stock in the new form, and an opinion of counsel that the order or consent of no other government or regulatory authority is required;

D. Specimens of the new certificates in the form approved by the Board of Directors of Fund, with a certificate of the Secretary of Fund as to such approval;

E. Opinion of counsel for Fund stating:

(1) The status of the shares of stock of Fund in the new form under the

Securities Act of 1933, as amended and any other applicable federal or state statute; and

(2) That the issued shares in the new form are, and all unissued shares will be, when issued, validly issued, fully paid and nonassessable.

11. Stock Certificates

Fund will furnish IFTC with a sufficient supply of blank stock certificates and from time to time will renew such supply upon the request of IFTC. Such certificates will be signed manually or by facsimile signatures of the officers of Fund authorized by law and by bylaws to sign stock certificates, and if required, will bear the corporate seal or facsimile thereof.

12. Death, Resignation or Removal of Signing Officer

Fund will file promptly with IFTC written notice of any change in the officers authorized to sign stock certificates, written instructions or requests, together with two signature cards bearing the specimen signature of each newly authorized officer. In case any officer of Fund who will have signed manually or whose facsimile signature will have been affixed to blank stock certificates will die, resign, or be removed prior to the issuance of such certificates, IFTC may issue or register such stock certificates as the stock certificates of Fund notwithstanding such death, resignation, or removal, until specifically directed to the contrary by Fund in writing. In the absence of such direction, Fund will file promptly with IFTC such approval, adoption, or ratification as may be required by law.

13. Future Amendments of Charter and Bylaws

Fund will promptly file with IFTC copies of all material amendments to its Articles of Incorporation or bylaws made after the date of this Agreement.

14. Instructions, Opinion of Counsel and Signatures

At any time IFTC may apply to any officer of Fund for instructions, and may consult with legal counsel for Fund or its own legal counsel at the expense of Fund, with respect to any matter arising in connection with the agency and it will not be liable for any action taken or omitted by it in good faith in reliance upon such instructions or upon the opinion of such counsel. IFTC will be protected in acting upon any paper or document reasonably believed by it to be genuine and to have been signed by the proper person or persons and will not be held to have notice of any change of authority of
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any person, until receipt of written notice thereof from Fund. It will also be protected in recognizing stock certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of Fund, and the proper countersignature of any former Transfer Agent or Registrar, or of a co-Transfer Agent or co-Registrar.

15. Papers Subject to Approval of Counsel

The acceptance by IFTC, of its appointment as Transfer Agent and Dividend Disbursing Agent and all documents filed in connection with such appointment and thereafter in connection with the agencies, will be subject to the approval of IFTC's in-house legal counsel (which approval will be not unreasonably withheld). For the purpose of securing IFTC's approval, Fund agrees to forward to IFTC a copy of any document that Fund intends to file with any regulatory authority which refers to the appointment of IFTC as the Fund's Transfer Agent and Dividend Disbursing Agent. If IFTC or its legal counsel disapproves or otherwise objects to the use of its name in such document it shall notify the Fund in writing of its disapproval or objection within a reasonable time after receiving such document for review, but in any event not less than one business day before such document must be filed with such regulatory authority.

16. Certification of Documents

The required copy of the Articles of Incorporation of Fund and copies of all amendments thereto will be certified by the Secretary of State (or other appropriate official) of the State of Incorporation, and if such Articles of Incorporation and amendments are required by law to be also filed with a county, city or other officer of official body, a certificate of such filing will appear on the certified copy submitted to IFTC. A copy of the order or consent of each governmental or regulatory authority required by law to the issuance of the stock will be certified by the Secretary or Clerk of such governmental or regulatory authority, under proper seal of such authority. The copy of the Bylaws and copies of all amendments thereto, and copies of resolutions of the Board of Directors of Fund, will be certified by the Secretary or an Assistant Secretary of Fund under the corporate seal.

17. Records

IFTC will maintain customary records in connection with its agency, and particularly will maintain those records required to be maintained pursuant to subparagraph (2) (iv) of paragraph (b) of Rule 31a-1, 31a-2 and 31a-3 under the Investment Company Act of 1940, if any.
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18. Disposition of Books, Records and Cancelled Certificates

IFTC will send periodically to Fund, or to where designated by the Secretary or an Assistant Secretary of Fund, all books, documents, and all records no longer deemed needed for current purposes and stock certificates which have been cancelled in transfer or in exchange, upon the understanding that such books, documents, records, and stock certificates will not be destroyed by Fund without the consent of IFTC (which consent will not be unreasonably withheld), but will be safely stored for possible future reference.

19. Provisions Relating to IFTC as Transfer Agent

A. IFTC will make original issues of stock certificates upon written request of an officer of Fund and upon being furnished with a certified copy of a resolution of the Board of Directors authorizing such original issue, an opinion of counsel as outlined in paragraphs 1.D. and G. of this Agreement, any documents required by paragraphs 5. or 10. of this Agreement, and necessary funds for the payment of any original issue tax.

B. Before making any original issue of certificates Fund will furnish IFTC with sufficient funds to pay all required taxes on the original issue of the stock, if any. Fund will furnish IFTC such evidence as may be required by IFTC to show the actual value of the stock. If no taxes are payable IFTC will be furnished with an opinion of outside counsel to that effect.

C. Shares of stock will be transferred and new certificates issued in transfer, or shares of stock accepted for redemption and funds remitted therefor, upon surrender of the old certificates in form deemed by IFTC properly endorsed for transfer or redemption accompanied by such documents as IFTC may deem necessary to evidence that authority of the person making the transfer or redemption, and bearing satisfactory evidence of the payment of any applicable stock transfer taxes. IFTC reserves the right to refuse to transfer or redeem shares until it is satisfied that the endorsement or signature on the certificate or any other document is valid and genuine, and for that purpose it may require a guaranty of signature by a firm having membership in the New York Stock Exchange, Midwest Stock Exchange, American Stock Exchange Securities Corporation, Pacific Coast Stock Exchange, or any other exchange acceptable to IFTC or by a bank or trust company approved by it. IFTC also reserves the right to refuse to transfer or redeem shares until it is satisfied that the requested transfer or redemption is legally authorized, and it will incur no liability for the refusal in good faith to make transfers or redemptions which, in its judgment, are improper or unauthorized. IFTC may, in effecting transfers or redemptions, rely upon Simplification Acts or other statutes which protect it and Fund in not requiring complete fiduciary documentation. In cases in which IFTC is not directed or otherwise required to maintain the consolidated records of shareholder's accounts, IFTC will not be liable for any loss which may arise by reason of not having such records, provided that such loss could not have been prevented by the exercise of ordinary diligence. IFTC will be under no duty to use a greater degree of diligence by reason of not having such records.

D. When mail is used for delivery of stock certificates IFTC will forward stock certificates in "nonnegotiable" form by first class or registered mail and stock certificates in "negotiable" form by registered mail, all such mail deliveries to be covered while in transit to the addressee by insurance arranged for by IFTC.

E. IFTC will issue and mail subscription warrants, certificates representing stock dividends, exchanges or split ups, or act as Conversion Agent upon receiving written instructions from any authorized officer of Fund pursuant to section 1.A. hereunder and such other documents as IFTC deems necessary.

F. IFTC will issue, transfer, and split up certificates and will issue certificates of stock representing full shares upon surrender of scrip certificates aggregating one full share or more when presented to IFTC for that purpose upon receiving written instructions from an officer of Fund and such other documents as IFTC may deem necessary.

G. IFTC may issue new certificates in place of certificates represented to have been lost, destroyed, stolen or otherwise wrongfully taken upon receiving instructions from Fund and indemnity satisfactory to IFTC and Fund, and may issue new certificates in exchange for, and upon surrender of, mutilated certificates. Such instructions from Fund will be in such form as will be approved by the Board of Directors of Fund and will be in accordance with the provisions of law and the bylaws of Fund governing such matter.

H. IFTC will supply a list of the holders of each series of stock to Fund for any meeting of shareholders called by the Fund upon receiving a request from an officer of Fund. It will also supply lists at such other times as may be requested by an officer of Fund.
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I. Upon receipt of written instructions of an officer of Fund, IFTC will address and mail notices to shareholders.

J. In case of any request or demand for the inspection of the stock books of Fund or any other books in the possession of IFTC, IFTC will endeavor to notify Fund and to secure instructions as to permitting or refusing such inspection. IFTC reserves the right, however, to exhibit the stock books or other books to any person in case it is advised by its counsel that it may be held responsible for the failure to exhibit the stock books or other books to such person.

20. Provisions Relating to Dividend Disbursing Agency

A. IFTC will, at the expense of Fund, provide a special form of check containing the imprint of any device or other matter desired by Fund. Said checks must, however, be of a form and size convenient for use by IFTC.

B. If Fund desires to include additional printed matter, financial statements, etc., with the dividend checks, the same will be furnished IFTC within a reasonable time prior to the date of mailing of the dividend checks, at the expense of Fund.

C. If Fund desires its distributions mailed in any special form of envelopes, sufficient supply of the same will be furnished to IFTC but the size and form of said envelopes will be subject to the approval of IFTC. If stamped envelopes are used, they must be furnished by Fund; or if postage stamps are to be affixed to the envelopes, the stamps or the cash necessary for such stamps must be furnished by Fund.

D. IFTC will maintain one or more deposit accounts as Agent for the Fund, into which the funds for payment of dividends, distributions, redemptions or other disbursements provided for hereunder with respect to the Fund's stock will be deposited, and against which checks for amounts payable from will be drawn.

E. IFTC is authorized and directed to stop payment of checks theretofore issued hereunder, but not presented for payment, when the payees thereof allege either that they have not received the checks or that such checks have been mislaid, lost, stolen, destroyed or through no fault of theirs, are otherwise beyond their control, and cannot be produced by them for presentation and collection, and, to issue and deliver duplicate checks in replacement thereof.

21. Termination of Agreement

A. This Agreement may be terminated by either party upon receipt of ninety (90) days written notice from the other party.

B. Fund, in addition to any other rights and remedies, shall have the right to terminate this Agreement forthwith upon the occurrence at any time of any of the following events:

(1) Any interruption or cessation of operations by IFTC or its assigns which materially interferes with the business operation of Fund;

(2) The bankruptcy of IFTC or its assigns or the appointment of a receiver for IFTC or its assigns;

(3) Any merger, consolidation or sale of substantially all the assets of IFTC or its assigns;

(4) The acquisition of a controlling interest in IFTC or its assigns, by any broker, dealer, investment adviser or investment company except as may presently exist; or

(5) Failure by IFTC or its assigns to perform its duties in accordance with the Agreement, which failure materially adversely affects the business operations of Fund and which failure continues for thirty (30) days after receipt of written notice from Fund.

C. If at any time this Agreement will be terminated by Fund pursuant to clause (1), (2) or (5) of Section 21.B., IFTC will assign this Agreement to DST Systems Inc. who will assume the duties and obligations agreed to by IFTC under the same terms and conditions expressed herein.

D. In the event of termination, Fund will promptly pay IFTC all amounts due to IFTC hereunder.

22. Assignment

A. Neither this Agreement nor any rights or obligations hereunder may be assigned by IFTC without the written consent of Fund; provided, however, no assignment will relieve IFTC of any of its obligations hereunder.

B. This Agreement will inure to the benefit of and be binding upon the parties and their respective successors and assigns.

23. Confidentiality

A. IFTC agrees that, except as provided in the last sentence of Section 19.J hereof, or as otherwise required by law, IFTC will keep confidential all records of and information in its possession relating to Fund or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the consent of Fund.

B. Fund agrees to keep confidential all financial statements and other financial records (other than statements and records relating solely to Fund's business dealings with IFTC) and all manuals, systems and other technical information and data, not publicly disclosed, relating to IFTC's operations and programs furnished to it by IFTC pursuant to this Agreement and will not disclose the same to any person except at the request or with the consent of IFTC.

24. Survival of Representations and Warranties

A. All representations and warranties by either party herein contained will survive the execution and delivery of this Agreement.

25. Miscellaneous

A. This Agreement is executed and delivered in the State of Missouri and shall be governed by the laws of said state.

B. All the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successor and assigns of the parties hereto.

C. No provisions of the Agreement may be amended or modified, in any manner except by a written agreement properly authorized and executed by both parties hereto.

D. The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

E. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

F. If any part, term or provision of this Agreement is by the court held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

G. Notices, requests, instructions and other writings received by Fund at Financial Square, New York, New York 10005, or at such address as Fund may have designated to IFTC in writing, will be deemed to have been properly given to Fund hereunder; and notices, requests, instructions and other writings received by IFTC at its offices at 127 West 10th Street, 14th Floor, Kansas City, Missouri 64105, or 111 West 10th Street, Kansas City, Missouri 64105 or to such other address as it may have designated to Fund in writing, will be deemed to have been properly given to IFTC hereunder. Until further notice is given to IFTC, all notices and writings to be delivered to the Fund by IFTC shall be given to Mr. Irwood Schlackman, c/o Cowen & Co., Financial Square, New York, New York 10005 and IFTC shall on a best efforts basis also give a copy to Mr. Stuart F. Goodman, c/o Cowen & Co., Financial Square, New York, New York
10005.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers.

INVESTORS FIDUCIARY TRUST COMPANY

/s/ Christopher E. Black, Vice President

ATTEST:

/s/ Cheryl J. Naegler, Assistant Secretary

STANDBY TAX-EXEMPT RESERVE FUND, INC.

/s/ Stuart Goodman, Treasurer

ATTEST:

/s/ Faith Colish, Secretary    Exhibit A

TRANSFER AGENCY SERVICES AND SYSTEMS FEATURES
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Functions

A. Issuance of stock certificates B. Recording of noncertificate shares C. Purchase, redemptions, exchanges, transfers and legals D. Changes of address, etc. E. Daily balancing of fund F. Dividend calculation and disbursement G. Mailing of quarterly, semi-annual or annual reports H. Filing of 1099/1042 information to shareholders and government I. Provide N-SAR information J. Systematic withdrawal plans K. Preauthorized checks L. Purchase reminders M. Reconcilement of dividend and disbursement accounts N. Provide research and correspondence to shareholder's inquiries 0. Daily communication of reports to funds P. Provide listings, labels and other special reports Q. Proxy issuance and tabulation R. Annual statements of shareholders on microfilm S. Blue-sky reports T. Wire order processing

Exhibit B

INSURANCE COVERAGE

Insurance coverages maintained by IFTC effective January 1, 1988.

Description of Policy:

Brokers Blanket Bond, Standard Form 14

Covering losses caused by dishonesty of employees, physical loss of securities on or outside of premises while in possession of authorized person, loss caused by forgery or alteration of checks or similar instruments.

Coverage: 75,000,000

Errors and Omissions Insurance

Covering replacement of destroyed records and computer errors and omissions.

Coverage: $10,000,000

Special Forgery Bond

Covering losses through forgery or alteration of checks or drafts of
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customer processed by insured but drawn on or against them.

Coverage: $500,000

Mail Insurance (applies to all full service operations)

Provides indemnity for security lost in the mails.

Coverage:

$10,000,000 nonnegotiable securities mailed to domestic locations via registered mail.

$1,000,000 negotiable securities mailed to domestic locations via first-class or certified mail.

$1,000,000 nonnegotiable securities mailed to foreign locations via registered mail.

$1,000,000 negotiable securities mailed to all locations via registered mail.